                                                                    (EXHIBIT 11)

                                COST PLUS, INC.

                      COMPUTATION OF NET INCOME PER SHARE
               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS, UNAUDITED)

                                                         FIFTY-TWO  FORTY-NINE
                                                        WEEKS ENDED WEEKS ENDED
                                                        FEBRUARY 1, FEBRUARY 3,
                                                           1997        1996
                                                        ----------- -----------
NET INCOME.............................................   $7,427      $4,182
                                                          ======      ======
Weighted average shares outstanding during the period:
  Common Stock.........................................    7,721       5,849
  Add incremental shares from assumed exercise of stock
   options.............................................      384         304
                                                          ------      ------
  Weighted average common and common equivalent shares
   outstanding.........................................    8,105       6,153
                                                          ======      ======
PRIMARY NET INCOME PER SHARE...........................   $ 0.92      $ 0.68
                                                          ======      ======
Weighted average shares outstanding during the period:
  Common Stock.........................................    7,721       5,849
  Add incremental shares from assumed exercise of stock
   options.............................................      383         304
                                                          ------      ------
  Weighted average common and common equivalent shares
   outstanding.........................................    8,104       6,153
                                                          ======      ======
FULLY DILUTED NET INCOME PER SHARE.....................   $ 0.92      $ 0.68
                                                          ======      ======